UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 4, 2019

Date of Report (Date of Earliest Event Reported)

Fortive Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37654	47-5654583
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6920 Seaway Blvd

Everett, WA 98203

(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 446—5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.01 par value 5.00% Mandatory Convertible Preferred Stock, $0.01 par value	FTV FTV.PRA	New York Stock Exchange New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2019 Annual Meeting of Shareholders (the “Annual Meeting”) of Fortive Corporation (the “Company”) held on June 4, 2019, the Company’s stockholders voted on the following four proposals:

Proposal 1: To elect Mr. Mitchell P. Rales, Mr. Steven M. Rales, Ms. Jeannine Sargent, and Mr. Alan Spoon, each for a one-year term expiring at the 2020 Annual Meeting of Shareholders of the Company and until their successors are elected and qualified. Each of nominee for director was elected by a vote of the stockholders as follows:

	For	Against	Abstain	Broker Non-Votes
Mitchell P. Rales	272,452,081	23,809,195	287,025	16,626,195
Steven M. Rales	282,796,569	13,464,114	287,618	16,626,195
Jeannine Sargent	296,098,669	344,529	105,103	16,626,195
Alan Spoon	268,244,040	27,777,745	526,516	16,626,195

Proposal 2: To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019. The proposal was approved by a vote of the stockholders as follows:

For	311,707,594
Against	1,326,622
Abstain	140,280

Proposal 3: To approve on an advisory basis the Company’s named executive officer compensation. The proposal was approved by a vote of the stockholders as follows:

For	288,968,579
Against	7,360,763
Abstain	218,959
Broker Non-Votes	16,626,195

Proposal 4: To approve the Company’s Amended and Restated Certificate of Incorporation, as amended and restated to eliminate the supermajority voting requirements applicable to shares of common stock. The proposal was not approved by the requisite vote of stockholders:

For	255,905,369
Against	255,966
Abstain	40,386,966
Broker Non-Votes	16,626,195

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTIVE CORPORATION

By:	/s/ Daniel B. Kim
Name: Daniel B. Kim
Title: Vice President - Associate General Counsel and Secretary

Date: June 6, 2019